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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Form F-4 Registration Statement of our report dated November 12, 1999 (except as to note 10 which is as at December 17, 1999 and note 20 which is as at February 16, 2000) relating to the consolidated financial statements of GT Group Telecom Inc. for the years ended September 30, 1999, 1998 and 1997, which appear in the Company's Form F-4 Registration Statement dated May 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Toronto, Canada
June 16, 2000